AMENDMENTS
Date of
Article/Section	Effect of Amendment	Amendment

 BYLAWS

OF

AWG INTERNATIONAL, INC.

Originally adopted on March 18, 2010 Amendments are listed on page 2

BYLAWS OF AWG INTERNATIONAL, INC.

ARTICLE I Offices

The principal office of the corporation shall be located at its principal place of business or such other place as the Board of Directors (the “Board”) may designate. The corporation may have such other offices, either within or without the State of Nevada, as the Board may designate or as the business of the corporation may require from time to time.

ARTICLE II Shareholders

 2.1 Annual Meeting. The annual meeting of the shareholders shall be held each year on a date, at a time and at a location designated by the Board of Directors. In the absence of such designation, the annual meeting of the shareholders shall be held on the first business day of April of each year at 10:00 a.m. for the purpose of electing directors and officers and transacting such business as may properly come before the meeting.  If the day fixed for the annual meeting is a legal holiday at the place of the meeting, the meeting shall be held on the next succeeding business day. If the annual meeting is not held on the date designated therefore, the Board shall cause the meeting to be held as soon thereafter as may be convenient.

2.2 Special Meetings. The Chief Executive Officer, the President, the Board, or the holders of not less than one-fifth of all the outstanding shares of the corporation entitled to vote at the meeting may call special meetings of the shareholders for any purpose.

2.3 Meetings by Telephone. Shareholders may participate in a meeting of the shareholders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

2.4 Place of Meeting. All meetings shall be held at the principal office of the corporation or at such other place within or without the State of Nevada designated by the Board, by any persons entitled to call a meeting or by a waiver of notice signed by all of the shareholders entitled to vote at the meeting.

2.5 Notice of Meeting. The Chief Executive Officer, the President, the Secretary, the Board, or shareholders calling an annual or special meeting of shareholders as provided for herein, shall cause to be delivered to each shareholder entitled to notice of or to vote at the meeting either personally or by mail or facsimile transmission, not less than ten (10) nor more than sixty (60) days before the date of the meeting, written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. At any time, upon written request of the holders of not less than one-fifth of all of the outstanding shares of the corporation entitled to vote at the meeting, it shall be the duty of the Secretary to give notice of a special meeting of shareholders to be held on such date and at such place and time as the Secretary may fix, not less than ten (10) nor more than thirty-five (35) days after receipt of said request, and if the Secretary shall neglect or refuse to issue such notice, the person making the request may do so and may fix the date for such meeting. If such notice is mailed, it shall be deemed delivered when deposited in the official government mail properly addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation with postage prepaid.  If the notice is telegraphed, it shall be deemed delivered when the telegram is delivered to the telegraph company.  If the notice is transmitted by facsimile, it shall be deemed delivered when received.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the shareholders may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

2.6 Waiver of Notice. Whenever any notice is required to be given to any shareholder under the provisions of these Bylaws, the Articles of Incorporation or the Nevada Revised Statutes, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Attendance of a shareholder at a meeting shall constitute waiver of notice of such meeting, except when the shareholder attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

2.7 Fixing of Record Date for Determining Shareholders. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board may fix in advance a date as the record date for any such determination. Such record date shall be not more than sixty (60) days, and in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed by the Board for the determination of shareholders entitled to notice of or to vote at a meeting, the close of business on the day next preceding the day on which the notice of meeting is mailed or on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date and time for such determination.  Such determination shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting. If no record date is fixed by the Board for the determination of shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, the record date for determining shareholders for such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.8 Voting Record. At least ten (10) days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each shareholder. This record shall be kept on file at the registered office of the corporation for ten (10) days prior to such meeting and shall be kept open at such meeting for the inspection of any shareholder.

2.9 Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. If less than one hundred percent of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called.

2.10 Manner of Acting. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Nevada Revised Statutes.

2.11 Proxies. A shareholder may vote by proxy executed in writing by the shareholder or by his or her attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting.  No proxy shall be voted or acted upon after the expiration of six (6) months from its date, unless the proxy provides for a longer period. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

2.12 Voting of Shares. Each outstanding share entitled to vote with respect to the subject matter of an issue submitted to a meeting of shareholders shall be entitled to one vote upon each such issue. The shareholders entitled to vote at such meeting shall be determined in accordance with the provisions of section 2.7 of these Bylaws, subject to the provisions of Nevada Revised Statutes (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

2.13 Voting for Directors. Each shareholder entitled to vote at an election of directors may vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are directors to be elected and for whose election such shareholder has a right to vote. If so provided in the corporation’s Articles of Incorporation, each such shareholder may cumulate his or her votes by distributing among one or more candidates as many votes as are equal to the number of such directors multiplied by the number of his or her shares.

2.14 Advance Notice of Shareholder Nominations. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than twenty (20) days nor more than sixty (60) days prior to the meeting; provided, however, that in the event less than thirty (30) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.  Such shareholder’s notice shall set forth (a) as to each person, if any, whom the shareholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person, (iv) any other information relating to such person that is required by law to be disclosed in solicitations of proxies for election of directors, and (v) such person’s written consent to being named as a nominee and to serving as a director if elected; and (b) as to the shareholder giving the notice:

(i) the name and address, as they appear on the corporation’s books, of such shareholder, (ii) the class and number of shares of the corporation which are beneficially owned by such shareholder, and (iii) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination.  At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in the shareholder’s notice of nomination that pertains to the nominee.  No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section.  The Chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting and the defective nomination shall be disregarded.

2.15 Advance Notice of Shareholder Business. At the annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be: (a) as specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. Business to be brought before the meeting by a shareholder shall not be considered properly brought if the shareholder has not given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than twenty (20) nor more than sixty (60) days prior to the meeting; provided, however, that in the event that less than thirty (30) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.  A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of the shareholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the shareholder, (iv) any material interest of the shareholder in such business, and (v) any other information that is required by law to be provided by the shareholder in his capacity as proponent of a shareholder proposal. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section. The Chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section, and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

2.16 Action by Shareholders Without a Meeting. Any action which could be taken at any annual or special meeting of the shareholders may be taken without a meeting and without prior notice, if a written consent setting forth the action so taken is signed by shareholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. Any such written consent may be received by the corporation by electronically transmitted facsimile or other form of wire or wireless communication providing the corporation with a complete copy thereof, including a copy of the signature thereto.  Action taken pursuant to this section shall be effective as of the date the corporation receives writings describing and consenting to the action signed by shareholders entitled to vote with respect to the action holding the requisite number of votes, unless all of the writings specify another date as the effective date of the action, in which case such other date shall be the effective date of the action. Any such consent shall be inserted in the minute book of the corporation as if it were the minutes of a meeting of the shareholders.

ARTICLE III Board of Directors

3.1 General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board, except as may be otherwise provided in these Bylaws, the Articles of Incorporation or the Nevada Revised Statutes.

3.2 Number and Tenure. The number of authorized directors shall be fixed from time to time by resolution of a majority of the Board of Directors, but in no event shall the number of directors be less than one (1) or more than nine (9). In case of a vacancy in the Board of Directors, the remaining directors, by majority vote, may elect a successor to hold office for the unexpired term of the director whose position is vacant, and until the election and qualification of a successor. No decrease in the number of directors shall have the effect of shortening the term of office of any incumbent director. Unless a director dies, resigns, or is removed, he or she shall hold office until such director’s successor is elected and qualified. Directors need not be shareholders of the corporation or residents of the State of Nevada.

3.3 Annual and Regular Meetings. An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of shareholders.  A resolution of the Board, or any committee thereof, may specify the time and place either within or without the State of Nevada for holding regular meetings thereof without other notice than such resolution.

3.4 Special Meetings. Special meetings of the Board or any committee appointed by the Board may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President, the Secretary, or any one director. The person or persons authorized to call special meetings may fix any place either within or without the State of Nevada as the place for holding any special Board meeting called by them.

3.5 Meetings by Telephone. Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.  Participation by such means shall constitute presence in person at a meeting.

3.6 Notice of Special Meetings. Written notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a director at his or her address shown on the records of the corporation.  Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.

3.6.1 Personal Delivery. If delivery is by personal service, the notice shall be effective if delivered at such address at least two (2) days before the meeting.

3.6.2 Delivery by Mail. If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail properly addressed with postage pre-paid at least five (5) days before the meeting.

3.6.3 Delivery by Telex or Facsimile. If notice is delivered by telex or facsimile, the notice shall be deemed effective if sent and evidenced by transmission receipt or report at least three (3) days before the meeting.

3.7 Waiver of Notice.

3.7.1 In Writing. Whenever any notice is required to be given to any director under the provisions of these Bylaws, the Articles of Incorporation or the Nevada Revised Statutes, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the waiver of notice of such meeting.

3.7.2 By Attendance. The attendance of a director at a Board or committee meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

3.8 Quorum. A majority of the directors shall constitute a quorum for the transaction of business at any Board meeting.  A majority of the directors present may adjourn the meeting from time to time without further notice.

3.9 Manner of Acting. The act of the majority of the directors present at a Board or committee meeting at which there is a quorum shall be the act of the Board or of such committee, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation, or the Nevada Revised Statutes.

3.10 Presumption of Assent. A director of the corporation present at a Board or committee meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting, or unless such director files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or forwards such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. A director who voted in favor of such action may not dissent.

3.11 Action by Board or Committees Without a Meeting. Any action which could be taken at a meeting of the Board or of any committee appointed by the Board may be taken without a meeting if a written consent setting forth the action so taken is signed by each of the directors or by each committee member. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

3.12 Resignation. Any director may resign at any time by delivering written notice to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, or by giving oral notice at any meeting of the directors or shareholders. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.13 Removal. At a meeting of shareholders called expressly for that purpose, one or more members of the Board (including the entire Board) may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors. If the Articles of Incorporation permit cumulative voting in the election of directors, and if less than the entire Board is to be removed, no one of the directors may be removed if the votes cast against his or her removal would be sufficient to elect such director if then cumulatively voted at an election of the entire Board.

3.14 Vacancies. Any vacancy occurring on the Board may be filled by the affirmative vote of all of the remaining directors though less than a quorum of the Board.  A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.  Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board for a term of office continuing only until the next election of directors by the shareholders.

3.15 Compensation. By Board resolution, directors may be paid their expenses, if any, of attendance at each Board meeting, or a fixed sum for attendance at each Board meeting, or a stated salary as a director, or a combination of the foregoing. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE IV Officers

4.1 Number. The officers of the corporation shall be a Chief Executive Officer, President and a Secretary, each of whom shall be elected by the Board.  The Board may also elect a Vice President, a Chief Financial Officer, as well as other officers and assistant officers, including a

Chairman of the Board as may be elected or appointed by the Board, such officers and assistant officers to hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as may be provided by resolution of the Board.  Any officer may be assigned by the Board any additional title that the Board deems appropriate. The Board may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties.  Any two or more offices may be held by the same person.

4.2 Election and Term of Office. The officers of the corporation shall be elected annually by the Board at the Board meeting held after the annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as a Board meeting conveniently may be held. Unless an officer dies, resigns, or is removed from office, he or she shall hold office until the next annual meeting of the Board or until his or her successor is elected.

4.3 Resignation. Any officer may resign at any time by delivering written notice to the Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the Secretary or the Board, or by giving oral notice at any meeting of the Board. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.4 Removal. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.5 Vacancies. A vacancy in any office created by the death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board for the unexpired portion of the term or for a new term established by the Board.

4.6 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors, shall act as liaison from and as spokesman for the Board of Directors, and shall have such other powers as the Board may determine. The Chairman of the Board shall possess power to sign all certificates, contracts and other instruments of the Corporation and shall perform all such other duties as are incident to the office of the Chairman of the Board or are properly required by the Board of Directors.

4.7 Chief Executive Officer. In the absence of the Chairman of the Board, the Chief Executive Officer shall have authority over the President and other officers and preside over meetings of the Board and shareholders and, subject to the Board’s control, shall supervise and control all of the assets, business and affairs of the corporation. The Chief Executive Officer may sign certificates for shares of the corporation, deeds, mortgages, bonds, contracts, or other instruments, except when the signing and execution thereof have been expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation or are required by law to be otherwise signed or executed by some other officer or in some other manner. In general, the Chief Executive Officer shall perform all duties incident to the office of the Chief Executive Officer, and such other duties as are prescribed by the Board from time to time.

4.8 President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chief Executive Officer, the President shall have general supervision, direction, and control of the business and the officers of the corporation.  In the absence of the Chief Executive Officer, the President shall preside over meetings of the Board and shareholders. The President may sign certificates for shares of the corporation, deeds, mortgages, bonds, contracts, or other instruments, except when the signing and execution thereof have been expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation or are required by law to be otherwise signed or executed by some other officer or in some other manner. In general, the President shall perform all duties incident to the office of President, and such other duties as are prescribed by the Board from time to time.

4.9 Vice President.  Except as otherwise provided herein, in the absence of the President or his inability to act, the senior Vice President shall act in his place and stead and shall have all the powers and authority of the President, except as limited by resolution of the Board of Directors. The Vice President shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors, these Bylaws, the President or the Chief Executive Officer.

4.10 Secretary. The Secretary shall: (a) keep the minutes of meetings of the shareholders and the Board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

(c) be custodian of the corporate records of the corporation; (d) keep registers of the post office address of each shareholder and Director; (e) sign certificates for shares of the corporation; (f) have general charge of the stock transfer books of the corporation; (g) sign, with the Chief Executive Officer, the President, or other officer authorized by the Chief Executive Officer, the President or the Board, deeds, mortgages, bonds, contracts, or other instruments; and (h) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the President or by the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

4.11 Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares.  The books of account shall at all reasonable times be open to inspection by any director. The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board of Directors, the Chief Executive Officer or the President, taking proper vouchers for such disbursements. He shall render to the Chief Executive Officer, the President and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, and to the shareholders at the annual meeting of the shareholders, an account of all his transactions as Chief Financial Officer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.  The Chief Financial Officer shall have such other powers and perform such other duties as may be assigned to him by the Chief Executive Officer, the President or the Board of Directors.

4.12 Treasurer. The Treasurer (if there is one) shall, in the absence of the Chief Financial Officer or in the event of his or her inability to act, perform the duties and exercise the powers of the Chief Financial Officer, and shall perform such other duties and have such other powers as the Board of Directors or the shareholders may prescribe from time to time.

ARTICLE V Contracts, Loans, Checks and Deposits

5.1 Contracts. The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

5.2 Contracts with Directors and Officers. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee which authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose if:

(a) The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b) The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

5.3 Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances. No loans shall be made by the corporation secured by its shares.

5.4 Loans to Officers and Directors. No loans shall be made by the corporation to its officers or directors, unless first approved by the holders of at least two-thirds of the outstanding shares.

5.5 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

5.6 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

ARTICLE VI Certificates for Shares and Their Transfer

6.1 Issuance of Shares. No shares of the corporation shall be issued unless authorized by the Board, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share.

6.2 Certificates for Shares. Certificates representing shares of the corporation shall be signed by the Chief Executive Officer or the President and the Secretary, and shall include on their face written notice of any restrictions which may be imposed on the transferability of such shares. All certificates shall be consecutively numbered or otherwise identified.

6.3 Stock Records. The stock transfer books shall be kept at the registered office or principal place of business of the corporation or at the office of the corporation's transfer agent or registrar. The name and address of the person to whom the shares represented thereby are issued, together with the class, number of shares and date of issue, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

6.4 Restrictions on Transfer. Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, all certificates representing shares of the corporation shall bear the following legend on the face of the certificate or on the reverse of the certificate if the reference to the legend is contained on the face:

The securities evidenced by this Certificate have not been registered under the Securities Act of 1933 or any applicable state law, and no interest therein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under such Act and applicable state securities laws covering any such transaction involving said securities or (b) this corporation receives an opinion of legal counsel for the holder of these securities (concurred in by legal counsel for this corporation) stating that such transaction is exempt from registration or (c) this corporation otherwise satisfies itself that such transaction is exempt from registration.

6.5 Transfer of Shares. The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled.

6.6 Lost or Destroyed Certificates. In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.

ARTICLE VII Books and Records

The corporation shall keep correct and complete books and records of account, stock transfer books, minutes of the proceedings of its shareholders and Board and such other records as may be necessary or advisable.

ARTICLE VIII Accounting Year

The accounting year of the corporation shall be the calendar year, provided that if a different accounting year is at any time selected for purposes of federal income taxes, the accounting year shall be the year so selected.

ARTICLE IX Seal

The corporation may adopt a corporate seal which seal shall be in such for and bear such inscription as may be adopted by resolution of the Board.

ARTICLE X Indemnification

10.1 Power to Indemnify. The Corporation shall have the following powers:

10.1.1 Power to Indemnify. The Corporation may indemnify and hold harmless to the full extent permitted by applicable law each person who was or is made a party to or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or other proceeding, whether civil, criminal, administrative or investigative, by reason of that fact that he or she is or was a director, officer, employee or agent of the Corporation or, being or having been such a director, officer, employee or agent, he or she is or was serving at the request of the Corporation as a director, officer, employee, agent, trustee, or in any other capacity of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or omission in an official capacity or in any other capacity while serving as a director, officer, employee, agent, trustee or in any other capacity, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually or reasonably incurred or suffered by such person in connection therewith.  Such indemnification may continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of his or her heirs and personal representatives.

10.1.2 Power to Pay Expenses in Advance of Final Disposition. The Corporation may pay expenses incurred in defending any such proceeding in advance of the final disposition of any such proceeding; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made to or on behalf of a director, officer, employee or agent only upon delivery to the Corporation of an undertaking, by or on behalf of such director, officer, employee or agent, to repay all amounts so advanced if it shall ultimately be determined that such director, officer, employee or agent is not entitled to be indemnified under this Article or otherwise, which undertaking may be unsecured and may be accepted without reference to financial ability to make repayment.

10.1.3 Power to Enter Into Contracts. The Corporation may enter into contracts with any person who is or was a director, officer, employee and agent of the Corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest in property of the Corporation, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

10.1.4 Expansion of Powers. If the Nevada Revised Statutes is amended in the future to expand or increase the power of the Corporation to indemnify, to pay expenses in advance of final disposition, to enter into contracts, or to expand or increase any similar or related power, then, without any further requirement of action by the shareholders or directors of this Corporation, the powers described in this Article shall be expanded and increased to the fullest extent permitted by the Nevada Revised Statutes, as so amended.

10.1.5 Limitation on Powers. No indemnification shall be provided under this Article to any such person if the Corporation is prohibited by the nonexclusive provisions of the Nevada Revised Statutes or other applicable law as then in effect from paying such indemnification. For example, no indemnification shall be provided to any director in respect of any proceeding, whether or not involving action in his or her official capacity, in which he or she shall have been finally adjudged to be liable on the basis of intentional misconduct or knowing violation of law by the director, or from conduct of the director in violation of NRS 78.138 or NRS 78.139, or that the director personally received a benefit in money, property or services to which the director was not legally entitled.

10.2 Indemnification of Directors, Officers, Employees and Agents.

10.2.1 Directors and Officers. The Corporation shall indemnify and hold harmless any person who is or was a director or officer of this Corporation, and pay expenses in advance of final disposition of a proceeding, to the full extent to which the Corporation is empowered.

10.2.2 Employees and Agents. The Corporation may, by action of its Board of Directors from time to time, indemnify and hold harmless any person who is or was an employee or agent of the Corporation, and pay expenses in advance of final disposition of a proceeding, to the full extent to which the Corporation is empowered, or to any lesser extent which the Board of Directors may determine.

10.2.3 Character of Rights. The rights to indemnification and payment of expenses in advance of final disposition of a proceeding conferred by or pursuant to this Article shall be contract rights.

10.2.4 Enforcement. A director, officer, employee or agent (“claimant”) shall be presumed to be entitled to indemnification and/or payment of expenses under this Article upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the undertaking in subsection 9.1.2 above has been delivered to the Corporation) and thereafter the Corporation shall have the burden of proof to overcome the presumption that the claimant is so entitled.

If a claim under this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  Neither the failure of the Corporation (including its board of directors, its shareholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances nor an actual determination by the Corporation (including its board of directors, its shareholders or independent legal counsel) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.

10.2.5 Rights Not Exclusive. The right to indemnification and payment of expenses in advance of final disposition of a proceeding conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the articles of incorporation, bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

10.3 Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee, agent or trustee of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Nevada Revised Statutes.

10.4 Survival of Benefits. Any repeal or modification of this Article shall not adversely affect any right of any person existing at the time of such repeal or modification.

10.5 Severability. If any provision of this Article or any application thereof shall be invalid, unenforceable or contrary to applicable law, the remainder of this Article, or the application of such provision to persons or circumstances other than those as to which it is held invalid, unenforceable or contrary to applicable law, shall not be affected thereby and shall continue in full force and effect.

10.6 Applicable Law. For purposes of this Article, "applicable law" shall at all times be construed as the applicable law in effect at the date indemnification may be sought, or the law in effect at the date of the action, omission or other event giving rise to the situation for which indemnification may be sought, whichever is selected by the person seeking indemnification. As of the date hereof, applicable law shall include the Nevada Revised Statutes, as amended.

ARTICLE XI

Amendments

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board. The shareholders may also alter, amend and repeal these Bylaws or adopt new Bylaws. All Bylaws made by the Board may be amended, repealed, altered or modified by the shareholders.

The foregoing Bylaws were adopted by the Board of Directors of the corporation on March 18, 2010.

By: Keith White Its: Chief Executive Officer